UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

Ness Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv		61580 Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 972 (3) 766-6800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 26, 2007, Ness Technologies, Inc., a Delaware corporation, issued a press release announcing that it has completed the acquisiiton of FMC Tanacsado es Informatikai Korlatolt Felelossegu Tarsasag, a privately-held Hungarian IT consulting and services company.  The purchase price was HUF 3.5 billion (approximately US $20.3 million), and an additional payment of up to HUF 3.5 billion (approximately US $20.3 million) over the next three years,  subject to the satisfaction of certain performance conditions agreed by the parties for the 2007, 2008 and 2009 years.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                       Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Exhibits

	99.1	Press Release dated November 26, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: November 26, 2007	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Secretary and General Counsel